                                                                 Exhibit (D)(36)

               AMENDMENT NO. 4 TO INVESTMENT SUBADVISORY AGREEMENT

This AMENDMENT amends, as of the 1st day of February, 2006 (the "Effective Date"), the Investment Sub-Advisory Agreement (the "Agreement"), dated as of December 12, 2000, by and among The Vantagepoint Funds, a Delaware Statutory Trust, Vantagepoint Investment Advisers, LLC ("VIA"), and Southeastern Asset Management, Inc., (the "Subadviser").

WHEREAS, the Subadviser serves as an investment sub-adviser to the Vantagepoint Aggressive Opportunities Fund (the "Fund"), a series of The Vantagepoint Funds, pursuant to the Agreement;

WHEREAS, VIA, Subadviser and The Vantagepoint Funds desire to amend the Agreement as set forth below.

NOW, THEREFORE, The Vantagepoint Funds, VIA and the Subadviser hereby agree that, as of the Effective Date, the Agreement shall be amended as follows:

A.   FEE SCHEDULE

Schedule A, Fee Schedule shall be replaced in its entirety with the schedule attached to this Amendment.

B.   GENERAL

This Amendment contains the entire understanding among the parties with respect to the subject matter in this Amendment. Except as expressly set forth herein, the Agreement shall remain unaffected hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the Effective Date.

THE VANTAGEPOINT FUNDS, ON BEHALF OF THE VANTAGEPOINT AGGRESSIVE OPPORTUNITIES FUND


By:
    ---------------------------------
Name: Paul Gallagher
Title: Secretary


Approved by:
             ------------------------
             David Harkins,
             Vice President


VANTAGEPOINT INVESTMENT ADVISERS, LLC


By:
    ---------------------------------
Name: Paul Gallagher
Title: Secretary


Approved by:
             ------------------------
             David Harkins,
             Vice President


SOUTHEASTERN ASSET MANAGEMENT, INC.


By:
    ---------------------------------
Name: Joseph L. Ott
Title: Chief Operating Officer

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                                   SCHEDULE A

                      VANTAGEPOINT INVESTMENT ADVISERS, LLC

                   VANTAGEPOINT AGGRESSIVE OPPORTUNITIES FUND

                                  FEE SCHEDULE

                                       FOR

                       SOUTHEASTERN ASSET MANAGEMENT, INC.

Effective February 1, 2006, the Subadviser's quarterly fee shall be calculated based on the value of the average daily net assets of the Account as provided by the Custodian, based on the following annual rates:

First $50 million   0.750 percent
Over $50 million    0.500 percent